. EXHIBIT 99.2
To assist investors in assessing 1Q22 results, the following disclosures have been made available in this 8-K filing:
–Identified items of $(0.79) per share assuming dilution, as noted on page 1 of the news release
–A reconciliation of cash flow from operations and asset sales excluding working capital on page 1 of this exhibit and on page 7 of the news release

1Q22 INVESTOR RELATIONS DATA SUMMARY (PAGE 1 of 4)
Earnings (Loss), $M (unless noted)		1Q22	4Q21	3Q21	2Q21	1Q21
Upstream	United States	2,376	1,768	869	663	363
	Non-U.S.	2,112	4,317	3,082	2,522	2,191
	Total	4,488	6,085	3,951	3,185	2,554
Downstream	United States	685	913	663	(149)	(113)
	Non-U.S.	(353)	554	592	(78)	(277)
	Total	332	1,467	1,255	(227)	(390)
Chemical	United States	819	1,322	1,183	1,282	715
	Non-U.S.	535	599	957	1,038	700
	Total	1,354	1,921	2,140	2,320	1,415

Corporate and financing		(694)	(603)	(596)	(588)	(849)
Net income attributable to ExxonMobil (U.S. GAAP)		5,480	8,870	6,750	4,690	2,730
Earnings per common share (U.S. GAAP)		1.28	2.08	1.57	1.10	0.64
Earnings per common share - assuming dilution (U.S. GAAP)		1.28	2.08	1.57	1.10	0.64

Effective Income Tax Rate, %		40%	28%	33%	30%	33%

Capital and Exploration Expenditures, $M		1Q22	4Q21	3Q21	2Q21	1Q21
Upstream	United States	1,369	1,307	976	925	810
	Non-U.S.	2,510	2,934	1,863	1,892	1,547
	Total	3,879	4,241	2,839	2,817	2,357
Downstream	United States	394	337	199	193	271
	Non-U.S.	183	367	267	262	199
	Total	577	704	466	455	470
Chemical	United States	234	461	385	313	208
	Non-U.S.	214	401	160	217	98
	Total	448	862	545	530	306

Other		—	1	1	1	—
Total Capital and Exploration Expenditures		4,904	5,808	3,851	3,803	3,133
Exploration expenses, including dry holes		173	524	190	176	164

Cash Capital Expenditures, $M		1Q22	4Q21	3Q21	2Q21	1Q21
Additions to property, plant and equipment		3,911	4,089	2,840	2,747	2,400
Net investments and advances		327	622	232	219	262
Total Cash Capital Expenditures		4,238	4,711	3,072	2,966	2,662

Total Cash and Cash Equivalents, $G		11.1	6.8	4.8	3.5	3.5

Total Debt, $G		47.5	47.7	56.6	60.6	63.3

Cash Flow from Operations and Asset Sales, $M		1Q22	4Q21	3Q21	2Q21	1Q21
Net cash provided by operating activities		14,788	17,124	12,091	9,650	9,264
Proceeds associated with asset sales		293	2,601	18	250	307
Cash flow from operations and asset sales		15,081	19,725	12,109	9,900	9,571
Changes in operational working capital		(1,086)	(1,930)	(659)	380	(1,953)
Adjusted Cash flow from operations and asset sales		13,995	17,795	11,450	10,280	7,618

Common Shares Outstanding, millions		1Q22	4Q21	3Q21	2Q21	1Q21
At quarter end		4,213	4,239	4,234	4,234	4,234
Average - assuming dilution		4,266	4,275	4,276	4,276	4,272

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1Q22 INVESTOR RELATIONS DATA SUMMARY (PAGE 2 of 4)
Upstream Volumes	1Q22	4Q21	3Q21	2Q21	1Q21
Liquids production (kbd) ¹
United States	753	770	758	687	665
Canada / Other Americas	474	571	569	529	575
Europe	4	17	21	16	35
Africa	257	235	248	254	253
Asia	738	752	668	669	691
Australia / Oceania	40	40	49	45	39
Total liquids production	2,266	2,385	2,313	2,200	2,258
¹ Net production of crude oil, natural gas liquids, bitumen and synthetic oil, kbd

Natural gas production (mcfd)
United States	2,777	2,713	2,701	2,804	2,767
Canada / Other Americas	182	189	184	189	216
Europe	770	844	343	654	1,403
Africa	58	48	53	46	24
Asia	3,340	3,468	3,365	3,433	3,599
Australia / Oceania	1,325	1,322	1,464	1,168	1,164
Total natural gas production available for sale	8,452	8,584	8,110	8,294	9,173

Total worldwide liquids and gas production, koebd ²	3,675	3,816	3,665	3,582	3,787
² Natural gas is converted to an oil-equivalent basis at six million cubic feet per one thousand barrels.

Manufacturing Throughput and Sales	1Q22	4Q21	3Q21	2Q21	1Q21
Refinery throughput, kbd
United States	1,685	1,740	1,684	1,532	1,532
Canada	399	416	404	332	364
Europe	1,193	1,246	1,215	1,223	1,153
Asia Pacific	537	546	585	607	545
Other Non-U.S.	169	170	163	164	157
Total refinery throughput	3,983	4,118	4,051	3,858	3,751

Petroleum product sales, kbd
United States	2,256	2,383	2,346	2,218	2,077
Canada	442	488	472	421	409
Europe	1,345	1,384	1,404	1,297	1,272
Asia Pacific	644	643	648	655	665
Other Non-U.S.	471	493	457	450	458
Total petroleum product sales	5,158	5,391	5,327	5,041	4,881

Gasolines, naphthas	2,114	2,325	2,191	2,117	1,996
Heating oils, kerosene, diesel	1,722	1,804	1,796	1,704	1,692
Aviation fuels	289	267	228	201	183
Heavy fuels	249	265	276	275	257
Specialty products	784	730	836	744	753
Total petroleum product sales	5,158	5,391	5,327	5,041	4,881

Chemical prime product sales, kt
United States	2,704	2,512	2,531	2,491	2,190
Non-U.S.	4,033	4,189	4,141	4,022	4,256
Total chemical prime product sales	6,737	6,701	6,672	6,513	6,446

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1Q22 INVESTOR RELATIONS DATA SUMMARY (PAGE 3 of 4)
Earnings Factor Analysis, $M	1Q22 vs 1Q21	1Q22 vs 4Q21
Upstream
Prior Period	2,554	6,085
Realization	5,930	2,160
Volume / Mix	(810)	(950)
Other	(3,190)	(2,810)
Expenses	(80)	230
Identified Items	(3,260)	(2,710)
Other	150	(330)
Current Period	4,488	4,488
Downstream
Prior Period	(390)	1,467
Margin	310	(1,040)
Volume / Mix	180	(280)
Other	230	190
Expenses	(40)	160
Other	270	30
Current Period	332	332
Chemical
Prior Period	1,415	1,921
Margin	(20)	(240)
Volume / Mix	70	100
Other	(110)	(430)
Expenses	(100)	150
Identified Items	—	(630)
Other	(10)	50
Current Period	1,354	1,354

Upstream Volume Factor Analysis, koebd	1Q22 vs 1Q21	1Q22 vs 4Q21
Prior Period	3,787	3,816
Downtime / Maintenance	(70)	(121)
Growth / Decline	59	17
Entitlements / Divestments	(136)	(85)
Government Mandates	113	32
Other	(78)	16
Current Period	3,675	3,675

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1Q22 INVESTOR RELATIONS DATA SUMMARY (PAGE 4 of 4)
Average Realization Data	1Q22	4Q21	3Q21	2Q21	1Q21
United States
ExxonMobil
Crude ($/b)	93.51	73.62	67.62	63.29	56.20
Natural Gas ($/kcf)	4.80	4.96	3.33	2.78	3.36

Benchmarks
WTI ($/b)	94.49	77.34	70.58	66.09	57.84
ANS-WC ($/b)	95.43	79.75	72.70	68.51	60.76
Henry Hub ($/mmBtu)	4.96	5.84	4.02	2.83	2.71

Non-U.S.
ExxonMobil
Crude ($/b)	89.71	69.97	64.89	60.52	53.41
Natural Gas ($/kcf)	16.42	14.32	9.03	6.76	6.13
European NG ($/kcf)	24.10	18.95	10.81	6.76	5.87

Benchmarks
Brent ($/b)	101.41	79.73	73.47	68.83	60.90

The above numbers reflect ExxonMobil’s current estimate of volumes and realizations given data available as of the end of the first quarter of 2022. Volumes and realizations may be adjusted when full statements on joint venture operations are received from outside operators. ExxonMobil management assumes no duty to update these estimates.

Sources and Uses of Funds, $M	1Q22
Beginning Cash	6,802
Earnings	5,480
Depreciation	8,883
Working Capital / Other	425
Proceeds Associated with Asset Sales	293
PP&E Adds / Investments and Advances ¹	(4,238)
Shareholder Distributions	(5,827)
Debt / Other Financing	(744)
Ending Cash	11,074

¹ PP&E Adds / Investments and Advances includes PP&E adds of ($3.9B) and net advances of ($0.3B).